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                                                                    EXHIBIT 23.2



                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Form S-8 Registration Statement pertaining to the Mutual Savings Bank Savings and Investment Plan and the First Northern Savings Bank 401(k) Savings Plan (Registration No. 333-49592) of our report dated January 21, 2000 (except for note 17, as to which the date is February 22, 2000) with respect to the consolidated financial statements of First Northern Capital Corp., included in Bank Mutual's prospectus dated September 8, 2000, pursuant to Registration Statement on Form S-1, No. 333- 39362, filed with the Securities and Exchange Commission pursuant to Rule 424(b).



                                            /s/ WIPFLI ULLRICH BERTELSON LLP

November 14, 2000
Green Bay, Wisconsin